UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 23, 2024

Hyzon Motors Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39632	82-2726724
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

599 South Schmidt Road Bolingbrook, IL	60440
(Address of principal executive offices)	(Zip Code)

(585)-484-9337

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	HYZN	NASDAQ Capital Market
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $575.00 per share	HYZNW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

Hyzon Motors Inc. (the “Company”) reports that since September 30, 2024, it has used $16.4 million of its cash on hand and as a result, including taking into account any proceeds to the Company from the issuance of common stock through its At-the-Market facility since September 30, 2024, as of December 20, 2024, its unaudited cash and cash equivalents totaled approximately $14.0 million.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
104.	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

Forward-Looking Statements.

This Current Report includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include the Company’s expectations, hopes, beliefs, intentions or strategies for the future. You are cautioned that such statements are not guarantees of future performance and that the Company’s actual results may differ materially from those set forth in the forward-looking statements. All of these forward-looking statements are subject to risks and uncertainties that may change at any time. Factors that could cause the Company’s actual expectations to differ materially from these forward-looking statements include the expectations regarding the estimated costs in connection with the reduction in force and the timing of such costs, the timing of completion of the reduction in force, the Company’s ability to seek and obtain stockholder approval of the Assignment and the Dissolution, and any potential strategic or other funding transactions of which there can be no assurance that such potential transactions will occur at all, will occur in the time necessary prior to a dissolution or will be on terms favorable to the Company and its stockholders, the Company’s ability to improve its capital structure; Hyzon’s liquidity needs to operate its business and execute its strategy, and related use of cash; its ability to raise capital through equity issuances, asset sales or the incurrence of debt; the possibility that Hyzon may need to seek bankruptcy protection; Hyzon’s ability to fully execute actions and steps that would be probable of mitigating the existence of substantial doubt regarding its ability to continue as a going concern; our ability to enter into any desired strategic alternative on a timely basis, on acceptable terms; our ability to maintain the listing of our Common Stock on the Nasdaq Capital Market; retail and credit market conditions; higher cost of capital and borrowing costs; impairments; changes in general economic conditions; and the other factors under the heading “Risk Factors” set forth in the Company’s Annual Report on Form 10-K, as supplemented by the Company’s quarterly reports on Form 10-Q and current reports on Form 8-K. Such filings are available on our website or at www.sec.gov. You should not place undue reliance on these forward-looking statements, which are made only as of the date hereof. The Company undertakes no obligation to publicly update or revise forward-looking statements to reflect subsequent developments, events, or circumstances, except as may be required under applicable securities laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYZON MOTORS INC.

Date: December 23, 2024	By:	/s/ Parker Meeks
	Name:	Parker Meeks
	Title:	Chief Executive Officer

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